Exhibit 99.1

eBay Announces Strategic Initiatives to Enhance Performance
Initiates Operating Review
Commences Strategic Review of Its Portfolio
Adds Independent Directors, Jesse Cohn and Matt Murphy, to the Board
SAN JOSE, Calif., March 1, 2019 -- eBay Inc. (NASDAQ: EBAY) today announced several new initiatives with the goal of positioning eBay for ongoing success and value creation. These initiatives include an operating review and the commencement of a strategic review of the Company’s portfolio of assets, including StubHub and eBay Classifieds Group. eBay has worked collaboratively with Elliott Management, Starboard Value, and other significant shareholders on these initiatives, which include the addition of two new independent directors to the Board.
In a process initiated by eBay’s Board of Directors and management late in 2018, these initiatives build on the capital allocation measures announced by eBay in January, including the introduction of a quarterly dividend and the return of $7 billion of capital to shareholders over the next two years. Additionally, eBay is highly focused on driving meaningful operational improvement. This is demonstrated by recently announced significant restructuring measures, including streamlining operations by consolidating the Company’s Marketplaces regions under a single global leadership team while also funding significant incremental investments in payments and advertising initiatives.
Devin Wenig, President and CEO of eBay Inc., stated: “Over the course of the last two months, we’ve met with a number of shareholders to understand their views. The bottom line is that we all share common ground: we see tremendous opportunity ahead and want to see eBay’s full potential realized over the long-term. The initiatives we are announcing today are the result of this constructive dialogue.”
Jesse Cohn, Partner at Elliott, stated: “Our discussions with Devin and the Board have been positive and productive, and we are pleased to have worked collaboratively to reach this agreement. We are confident that the initiatives announced today will drive meaningful shareholder value. Personally, I am looking forward to joining the Board and working with my fellow directors towards our mutual goal of positioning eBay for success and value creation.”
Peter Feld, Managing Member of Starboard Value, stated: “We are pleased with the changes underway at eBay and look forward to seeing the results of the Company’s announced operating and strategic reviews. We welcome the new directors to eBay and expect to maintain an ongoing and constructive dialogue with management and the Board.”
Initiates Operating Review
eBay announced today the initiation of an operating review, which will be led by the eBay management team and overseen by the Board of Directors. The operating review will target operational excellence and will build upon the recently announced reorganization and restructuring measures in order to drive enhanced revenue and operating income growth. eBay intends to announce the findings and targets from this review at an event in the Fall.
Commences Strategic Review of Portfolio Alongside Advisors
eBay, with the assistance of external financial advisors, has initiated a strategic review of its asset portfolio, including but not limited to StubHub and eBay Classifieds Group.
There can be no assurance that the strategic review being undertaken will result in a sale, spin-off or other business combination involving eBay’s assets. eBay does not intend on making further public announcements regarding the strategic review unless and until the Board has approved a course of action requiring disclosure.
Adds New Directors to eBay Board
In support of these strategic initiatives and consistent with its commitment to board refreshment, eBay will immediately add Jesse Cohn of Elliott and Matt Murphy of Marvell Technology to the Board of Directors. Further, eBay will add a third new independent director later in the year and continue to examine how the Board can maintain the appropriate mix of skills, qualifications and diversity of backgrounds to best represent the Company’s stockholders.
“We are confident that both Jesse and Matt will add valuable experience and perspective to our board, and we look forward to working with them to execute our strategy and best serve all our shareholders,” added eBay’s Wenig.

Cooperation Agreements
eBay has entered into a cooperation agreement with affiliates of Elliott, who hold more than a 4% economic interest in eBay. eBay has also entered into a cooperation agreement with affiliates of Starboard Value, who hold an economic interest of approximately 1% in eBay. Under the terms of their respective agreements, each of Elliott and Starboard have agreed to certain standstill, voting, and other provisions with eBay. The cooperation agreements will be filed on a Form 8-K with the Securities and Exchange Commission.

Goldman Sachs & Co. LLC is acting as financial advisor to eBay, and Wachtell, Lipton, Rosen & Katz is acting as legal counsel.

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About Jesse Cohn: Cohn is a Partner, member of the Management Committee, and the Head of U.S. Equity Activism at Elliott Management Corporation. Mr. Cohn’s primary responsibility is to manage U.S. equity activist efforts, and he spends considerable time focusing on Elliott’s technology investments. Mr. Cohn serves on the Board of Directors of Citrix Systems, Inc. and is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to joining Elliott in 2004, Mr. Cohn was an Analyst in the mergers and acquisitions group at Morgan Stanley. He earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.
About Matt Murphy: Murphy is President and Chief Executive Officer of Marvell Technology. He has led the company since joining in July 2016 and also serves as a member of the company’s Board of Directors. Prior to Marvell, Matt worked for Maxim Integrated in a series of business leadership roles over two decades. Most recently, he served as Executive Vice President of Business Units and Sales & Marketing, overseeing all product development and go-to-market activities. Murphy earned a B.A. from Franklin & Marshall College, and is also a graduate of the Stanford Executive Program. He serves on the board of directors of the Global Semiconductor Alliance (GSA), and Semiconductor Industry Association (SIA), where he was elected SIA Board Chair for 2018.
About eBay: eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, Calif., eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2018, eBay enabled $95 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.
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Forward-Looking Statements
This communication contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries and the strategic initiatives referred to in this release. These statements are based on eBay’s current expectations, forecasts and assumptions and involve risks and uncertainties, including as to the outcome of the operating and strategic portfolio reviews and the cooperation agreements with shareholders referred to in this release. Actual results could differ materially from those predicted or implied in this communication for a variety of reasons. You can find more information about risks, uncertainties and other factors that could affect our operating results in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay’s Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.  You should not rely on any forward-looking statements. All information in this communication is as of March 1, 2019, and we do not intend and undertake no duty to update this information.

Investor Relations Contact: Selim Freiha, ir@ebay.com
Media Relations Contact: Steve Wymer, press@ebay.com